Exhibit 1(c)

SELLING AGENT AGREEMENT

by and among

American Express Credit Corporation

and the

Agents named herein

June 18, 2012

June 18, 2012

To Incapital LLC and the Agents listed on
the signature page hereto.

                    American Express Credit Corporation, a Delaware corporation (the “Company”), proposes to issue an unlimited amount of InterNotes®, due nine months or more from the date of issue (the InterNotes® alone are referred to herein as the “Notes”). The Notes are to be issued pursuant to an indenture, dated as of June 9, 2006, between The Bank of New York Mellon (formerly known as The Bank of New York) (the “Trustee”) and the Company (as amended or supplemented from time to time, the “Indenture”). The terms of the Notes are described in the Prospectus referred to below.

                    Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company (each, an “Agent” and together, the “Agents”) for the purpose of soliciting offers to purchase Notes and each of you hereby agrees to use your reasonable best efforts to solicit offers to purchase Notes, after consultation with Incapital LLC (the “Purchasing Agent”), upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially similar hereto with other agents.

SECTION I.

                    The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-     ), not earlier than three years prior to the date hereof; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended or supplemented at the time such part of such registration statement became effective determined pursuant to Rule 430B(f)(2) under the Securities Act (the “Effective Date”) or as amended or filed pursuant to Section III(a), are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement dated June 18, 2012 relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents

InterNotes® is a registered servicemark of Incapital Holdings LLC

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incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes is hereinafter called a “Pricing Supplement”; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any prospectus supplement (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Registration Statement has become effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

                    With respect to each issue of Notes, the “Applicable Time” means, with respect to each offering of Notes, the time of initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Purchasing Agent and furnished to the Company as set forth in the “Disclosure Package Schedule,” the form of which is attached as Exhibit F hereto, and deemed to be part of the applicable Terms Agreement; and the “Disclosure Package” will be the Prospectus, as amended or supplemented, at the Applicable Time together with such “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), if any, as may be listed in the applicable Disclosure Package Schedule.

SECTION II.

                    The Agents’ obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the date of such opinion, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the applicable Settlement Date (as defined herein) (including the filing of any documents incorporated by reference therein), as of the Applicable Time and as of each Settlement Date, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained, and to the following additional conditions (it being understood that references in Sections II(a) through II(d) to the Disclosure Package shall be deemed to apply only when the documents described in this section are required to be delivered pursuant to the requirements of Section VIII hereof in connection with an issuance of Notes):

          (a) Prior to the applicable Settlement Date, (i) the Company shall have filed the applicable Pricing Supplement with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act and Section III(e) and (ii) any Issuer Free Writing Prospectus required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission

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within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b).

          (b) On the date hereof, the Agents shall have received the favorable opinion or opinions, dated the date hereof, of David S. Carroll, Esq., counsel for the Company reasonably satisfactory to the Agents, in form and scope reasonably satisfactory to the Agents (and on which the Trustee shall be entitled to rely), to the following effect:

          (i) The Company has been duly incorporated and is validly existing and in good standing under the law of the State of Delaware and has all corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Registration Statement, the Prospectus and the Disclosure Package; the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and the failure so to qualify would have a material adverse effect on the Company; and except as may be disclosed in the Registration Statement, the Prospectus and the Disclosure Package, all outstanding shares of capital stock of the Company are owned by a wholly owned subsidiary of American Express Company, a New York corporation (“American Express”), free and clear of any lien, pledge and encumbrance or, to the best of such counsel’s knowledge, any claim of any third party;

          (ii) Such counsel does not know of any litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of this Agreement or the Indenture or is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package which is not disclosed and correctly summarized therein;

          (iii) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement or incorporated by reference in the Prospectus by the Securities Act, the Exchange Act or the Trust Indenture Act or the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the rules and regulations thereunder;

          (iv) To the best of such counsel’s knowledge, neither the Company nor its subsidiaries is in violation of their corporate charter or by-laws, or in default under any agreement, indenture or instrument, the effect of which default would be material to the Company;

          (v) Neither the issuance or sale of the Notes nor the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of any other transactions contemplated by this Agreement or the Indenture will conflict with, or result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or

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instrument known to such counsel, to which the Company or its subsidiaries is a party or by which it or its properties is bound, or result in a violation of the corporate charter or by-laws of the Company or its subsidiaries or any law, order, rule or regulation (applicable to the Company, or its subsidiaries or their respective properties) of any court or governmental agency having jurisdiction over the Company, or its subsidiaries or their respective properties; except as required by the Securities Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance or sale of the Notes or the execution, delivery and performance of this Agreement and the Indenture, except as has been duly obtained or made and is in full force and effect;

          (vi) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act; the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (vii) The Notes have been duly authorized by all necessary corporate action, and the master global note evidencing the Notes has been duly executed and delivered by the Company, and when such master global note has been authenticated and delivered by or on behalf of the Trustee and the Notes evidenced thereby have been issued and delivered in accordance with the Company’s Authentication Order to the Trustee, dated as of the date hereof, and the Administrative Procedures attached thereto as Exhibit A, the Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(viii) The Indenture and Notes conform in all material respects to the statements concerning each of them in the Prospectus and the applicable Disclosure Package;

          (ix) The Registration Statement, and any amendment thereof filed by the Company, became effective under the Securities Act upon filing, the Prospectus, and any amendment or supplement thereto, and any Issuer Free Writing Prospectus was filed with the Commission pursuant to Rule 424(b) or Rule 433(d), as the case may be, in the manner and within the applicable time periods specified therein; and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

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          (x) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder (except that no opinion need be expressed as to the financial statements or schedules or other data of a financial or related statistical nature, or to the Forms T-1);

          (xi) The statements made in the Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to summarize the provisions of the Notes and the Indenture, fairly present the information called for with respect thereto by Form S-3;

          (xii) The statements made in the Disclosure Package and the Prospectus under the caption “Certain Federal Income Tax Considerations” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal United States federal income tax consequences of an investment in the Notes; and

(xiii) This Agreement has been duly authorized, executed and delivered by the Company.

                    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York, or the federal law of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to Counsel for the Agents and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

                    Such counsel shall also state, as of the date hereof, that nothing that came to such counsel’s attention in the course of the Company’s review which has caused such counsel to believe that the Registration Statement, as of its most recent Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of the date thereof or as of the date of the applicable Terms Agreement and as of the date of delivery of such Notes (the “Settlement Date”) with respect thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, if such opinion is being delivered pursuant to Section VIII(c) hereof in connection with the purchase of the Notes by any Agent as principal, such counsel shall state that nothing that came to such counsel’s attention in the course of the Company’s review which has caused such counsel to believe that the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of, the Pricing Supplement, if the Disclosure Package does not contain such terms and information) as of the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that he does not express

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any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented.

          (c) On the date hereof, the Agents shall have received the favorable opinion or letter, dated the date hereof, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the validity of the Indenture and the Notes, the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, and other related matters as such Agent or Agents may reasonably request.

          (d) On the date hereof, the Agents shall have received a certificate of the President or any Vice President and the Treasurer or any Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Disclosure Package and the Prospectus, as then amended or supplemented, there has not been any material change in the stockholders’ equity or long-term debt of the Company (other than as a result of the sale of (A) Notes or (B) notes issued pursuant to the Company’s Medium-Term Note Program or Euro Medium-Term Note Programme or any material adverse change, or any development which will involve a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as a whole; (ii) the representations and warranties of the Company contained in Section VII hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the performance of its obligations hereunder at or prior to the date of such certificate; and (iv) no Event of Default (as defined in the Indenture), or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing.

          (e) On the date hereof, each Agent shall have received from PricewaterhouseCoopers LLC a letter in form and substance satisfactory to the Agents, dated as of the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Disclosure Package and the Prospectus, as then amended or supplemented.

          (f) On or prior to the time any Agent purchases Notes pursuant to a Terms Agreement: (i) there shall not have been any litigation or proceeding pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes; (ii) there shall not have occurred, since the date of the Terms Agreement, any downgrading in the rating accorded the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) there shall not have been since the respective dates as to which information is given in the Disclosure Package and the Prospectus,

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any material change, on a consolidated basis, in the shareholder’s equity, short-term debt, long-term debt, ratio of earnings to fixed charges, total assets, total revenue or total net income of the Company and its subsidiaries, in the condition (financial or other) or in the earnings of the Company, its subsidiaries, or the affairs, or business of the Company and its subsidiaries whether or not arising in the ordinary course of business, in each case other than as set forth in the Disclosure Package and the Prospectus, as then amended or supplemented, the effect of which in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; (iv) there shall not have occurred (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (B) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war, (C) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (D) the occurrence of any other calamity or crisis or any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere that, in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the applicable Terms Agreement; and (v) no Event of Default, or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing under the Indenture.

SECTION III.

                    The Company covenants and agrees with each Agent as follows:

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any supplement to the Prospectus or, except as provided below, any Pricing Supplement or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to (A) any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or (B) an amendment or supplement relating solely to the Company’s Medium-Term Note Program and (ii) any Pricing Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each prospectus supplement relating to the Notes, including each Pricing Supplement, to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. If required by Rule 430B(h) under the Securities Act, the Company shall prepare a form of prospectus in a form approved by the Agents and will file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and the Company shall make no further amendment or supplement to such form of prospectus which shall be disapproved by the Agents promptly after reasonable notice thereof.

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                    The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus (except that notice of the filing of an amendment or supplement to the Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided, however that with respect to (i) and (ii) above, (i) the foregoing requirement shall not apply to (A) any of the Company’s periodic filings with the Commission filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or (B) an amendment or supplement relating solely to the Company’s Medium-Term Note Program and (ii) any Pricing Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will use its reasonable efforts to prevent the issuance of any such stop order, notice of objection or notice of suspension of qualification and, in the event of the issuance of any such stop order or notice of suspension or qualification, the Company will use promptly its commercially reasonable efforts to obtain its withdrawal, and in the event of any such issuance of a notice of objection, the Company promptly will take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Agents (references herein to the “Registration Statement” shall include any such amendment or new registration statement). If the Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                    If any event shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, in the opinion of counsel for the Agents or counsel for the Company, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of any such counsel it is necessary at any time to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company shall prior to the acceptance of any offer to purchase Notes prepare and, subject to this Section III(a), cause to be filed with the Commission an Issuer Free Writing Prospectus or an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, in form and substance satisfactory to counsel for the Agents, that corrects such untrue statement or omission or effects such compliance and shall furnish at its own expense such Issuer Free Writing Prospectus or amended or supplemented Prospectus, as the case may be, to the Agents in such numbers as they may require.

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          (b) Reasonably in advance of each time any annual or quarterly report of the Company filed under the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Notes to an Agent as principal pursuant to a written terms agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) and such Terms Agreement specifies the delivery of an opinion or opinions by Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section II(c) hereof.

          (c) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (d) Between the date of any Terms Agreement and the Settlement Date with respect thereto, and if agreed to by the applicable Agent or Agents and the Company, the Company will not, without the prior written consent of each such Agent, directly or indirectly, sell, offer to sell, or enter into any agreement to sell, any debt securities of the Company which are substantially similar to the Notes that are to be sold pursuant to such Terms Agreement. Any notes sold under the Company’s Medium-Term Note Program or Euro-Medium-Term Note Programme shall not be considered to be “substantially similar” to the Notes for purposes of the immediately preceding sentence.

          (e) The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement (and any applicable Terms Agreement), a Pricing Supplement with respect to such Notes substantially in one of the forms attached as Exhibit D or in such other form previously agreed upon by the Purchasing Agent and the Company and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act (i) in preliminary form on the date on which the proposed pricing information for any Notes are posted on the InterNotes® website maintained by the Purchasing Agent and (ii) in final form not later than the close of business on the second business day following the earlier of the date of determination of the offering price or the date it is first used after effectiveness in connection with a public offering or sales. If an Agent has advised the Company that such Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Securities Act set forth in Rule 172 under the Securities Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3) under the Securities Act.

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          (f) The Company shall not be required to comply with the provisions of subsections (a) or (b) of this Section or the provisions of Section VIII hereof during any period from the time that the Agents (i) shall have been notified (such notice to be confirmed in writing) by the Company to suspend solicitation of offers to purchase the Notes and (ii) shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall have notified the Agents (such notice to be confirmed in writing) of the Company’s determination that solicitation of purchases of the Notes should be resumed or any Agent shall subsequently purchase Notes from the Company as principal and the Company has subsequently delivered such documents required by Section VIII.

          (g) The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under “Use of Proceeds.”

          (h) The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

          (i) With respect to any issue of Notes, but only if requested by the Agents offering such Notes prior to the Applicable Time, the Company shall prepare a final term sheet relating to such Notes substantially in the form set forth in Exhibit G hereto (the “Final Term Sheet”) and shall file the Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.

          (j) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Agents. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Agents and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

          (k) The Company will use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a “Stock Exchange”), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

          (l) So long as any Note remains outstanding and listed on a Stock Exchange, if either (A) there is a significant change affecting any matter described in the Prospectus the inclusion of

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which was required by applicable law, the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”), or by such Stock Exchange or (B) a significant new matter arises the inclusion of information with respect to which would have been so required if it had arisen when the Prospectus was prepared, the Company will provide to the Purchasing Agent information about the change or matter, publish such supplement to the Prospectus as may be required by such Stock Exchange and otherwise comply with applicable law and the Listing Rules in that regard.

SECTION IV.

          (a) In connection with each issue of Notes, the Company and each Agent agree as follows:

          (i) Each Agent represents that it has not made and will not make any offer relating to the Notes that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed (x) by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the information contained in one or more preliminary term sheets or the Final Term Sheet, or (y) by such Agent pursuant to Rule 433(d)(1)(ii) under the Securities Act, in each case without the prior consent of the Company, and that Section 2 to the applicable Disclosure Package Schedule will include all such free writing prospectuses for which the Agents have received such consent.

          (ii) The Company represents and agrees that it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Agents, and that Section 2 to the applicable Disclosure Package Schedule will include all such free writing prospectuses for which the Company has received such consent.

          (b) The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rule 433 under the Securities Act, including in respect of timely filing with the Commission, legending and record keeping.

          (c) The Company agrees that each Issuer Free Writing Prospectus and Pricing Supplement, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, as then amended or supplemented. The Company further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or Pricing Supplement any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Pricing Supplement, if not amended, would conflict with the information in the Registration Statement or the Prospectus, as then amended or supplemented, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and will promptly amend

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or supplement, at its own expense, such Issuer Free Writing Prospectus or Pricing Supplement to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus or Pricing Supplement based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein.

SECTION V.

          (a) Notes shall be purchased by each Agent as principal. The Agents shall offer the Notes upon the terms and conditions set forth herein, in the Disclosure Package and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be (which terms, unless otherwise agreed, may be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent by facsimile or electronic mail to the Company). For the purpose of such sales the Agents will use the Disclosure Package, the Prospectus, as then amended or supplemented, and such term sheets and free writing prospectuses as are contemplated by Section IV(a) hereof which has been most recently distributed or made available to the Agents by the Company, and the Agents will offer and sell the Notes only as permitted or contemplated thereby and herein and will offer and sell the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the agreement of one or more Agents to purchase Notes from the Company as principal.

                    The Company agrees to sell the Notes to the Purchasing Agent at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Exhibit A hereto; provided, however, that the Company and the Purchasing Agent may agree instead to a discount greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate discount with respect to each sale of Notes will be set forth in the related Terms Agreement and Pricing Supplement. The Purchasing Agent and the other Agents or selected broker-dealers (the “Selected Dealers”) will share the above-mentioned discount in such proportions as they may agree.

          (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

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SECTION VI.

                    Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate Terms Agreement to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time, Settlement Date and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option (as such term is defined in the Disclosure Package and the Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company or the Purchasing Agent, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, other than the Selected Dealers, nor may any Agent reallow any portion of the discount paid to it.

SECTION VII.

                    The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of the Applicable Time, as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

          (a) The Registration Statement and any post-effective amendment thereto has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any

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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

          (c) With respect to each issue of Notes, (i) the Disclosure Package (when considered together with the terms of the Notes specified in, and the information on the front cover of, the Pricing Supplement, if the Disclosure Package does not contain such terms and information), as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) with respect to each issue of Notes, each Issuer Free Writing Prospectus relating to the Notes listed in Section 2 of the applicable Disclosure Package Schedule, if any, will not conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in the Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

          (d) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the applicable Disclosure Package; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that, in the opinion of counsel for the Company, requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; the Notes have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the provisions of this Agreement, any applicable Terms Agreement and the Indenture against payment therefor, will have been duly executed and delivered by, and will constitute valid and

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binding obligations of, the Company, will be entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles; and the terms of the Indenture and the Notes in respect of which an offer to purchase has been accepted by the Company are or will be in all material respects accurately described in the Disclosure Package and the Prospectus.

          (f) None of the Company or any of its subsidiaries has, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus, (i) sustained any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business material to the Company and its subsidiaries, taken as a whole, or (iii) incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business that are material in relation to the Company and its subsidiaries, taken as a whole.

          (g) The execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, as the case may be, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach or imposition of any lien, charge or encumbrance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (h) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

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          (i) To the best knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the applicable Disclosure Package and the Prospectus.

          (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution and delivery of this Agreement, any applicable Terms Agreement, the Indenture or the Notes, the consummation of the transactions contemplated in any such document or herein, and compliance by the Company with its obligations hereunder and thereunder, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents in the manner contemplated herein.

          (k) The Company is not, nor after giving effect to the transactions contemplated herein will be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

          (l) The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with respect to all unsecured and unsubordinated indebtedness of the Company.

          (m) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act, the rules and regulations of the Commission thereunder and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

          (n) The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth in the Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with United States generally accepted accounting principles (“GAAP”) at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein.

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          (o) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act and (D) at the time of the execution of this Agreement (the “Execution Time”), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) (A) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (B) at the Execution Time, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

          (p) Compliance by the Company and its subsidiaries with all of the provisions of the agreements, to which they are respectively subject, in connection with the purchase of receivables from American Express and various subsidiaries of American Express (such agreements being herein referred to as the “Agreements of Sale and Purchase”), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result (except as contemplated thereby) in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, any of its subsidiaries, American Express or any subsidiary of American Express that is a party to any of the Agreements of Sale and Purchase, pursuant to the terms of any agreement or instrument to which the Company, any of its subsidiaries, American Express or any subsidiary of American Express that is a party to any of the Agreements of Sale and Purchase is now or at the Applicable Time of Sale or the applicable Settlement Date will be a party, except in the case of (A) any subsidiary of the Company, to the extent any such conflict, breach, default or lien, charge or encumbrance would not be material to the Company and its subsidiaries taken as a whole or (B) American Express or any subsidiary of American Express that is a party to any of the Agreements of Sale and Purchase (other than subsidiaries of the Company), to the extent any such conflict, breach, default or lien, charge or encumbrance would not be material to American Express or any such subsidiary, as the case may be.

          (q) The Agreements of Sale and Purchase conform in all material respects to the descriptions thereof included in the Registration Statement, the Prospectus and the applicable Disclosure Package and, at the Applicable Time, the Agreements of Sale and Purchase will conform in all material respects to the descriptions thereof included in the Prospectus and applicable Disclosure Package.

          (r) The Agreements of Sale and Purchase to which the Company is a party have been duly authorized, executed and delivered by each party thereto, constitute valid and legally binding instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of

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creditors’ rights generally and general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and no defaults exist in the performance by the parties thereto of any obligation, agreement or condition contained therein.

          (s) The Agreements of Sale and Purchase to which any subsidiary of the Company is a party have been duly authorized, executed and delivered by each party thereto, constitute valid and legally binding instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no defaults exist in the performance by the parties thereto of any obligation, agreement or condition contained therein, except to the extent that the failure of any such Agreements of Sale and Purchase to which any such subsidiary of the Company is party to be duly authorized, executed or delivered, to constitute valid and legally binding instruments enforceable in accordance with its terms or any default in the performance by the parties thereto would not be material to the Company and its subsidiaries, taken as a whole.

          (t) The Company and each of its subsidiaries maintain an effective system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION VIII.

                    The Company covenants and agrees with each Agent that:

          (a) Each acceptance by the Company of an offer for the purchase of Notes and each delivery of Notes, shall be deemed to be an affirmation that the representations and warranties contained in this Agreement are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus, each as amended and supplemented at each such

18

time, and to the Disclosure Package at the Applicable Time relating thereto in respect of such Notes).

          (b) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section V(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission of such document, the date requested by the Agents or the date of such sale, as the case may be, in form reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section II(d) hereof which were last furnished to the Agents are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented to such time, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section II(d) hereof, modified as necessary to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such certificate, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto.

          (c) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) as may be required in connection with a sale pursuant to Section V(a) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Agent(s) and to counsel to the Agents the written opinion of counsel to the Company referred to in Section II(b), or other counsel reasonably satisfactory to the Agent(s), dated the date of filing with the Commission of such document, the date requested by the Agent(s) or the date of such sale, as the case may be, in form and scope reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section II(b) (except that, in the case of any interim report filed on Form 10-Q or other document or annual report on Form 10-K filed under the Exchange Act, such opinions need not be rendered as to the good standing of the entities referred to in Sections II(b)(i) hereof or as to the matters referred to in Section II(b)(ix) and (x) hereof), but modified, as necessary, to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such opinion, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance, and, in the case of any such sale, to the Disclosure Package at the Applicable Time relating thereto).

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          (d) Each time that there is filed with the Commission any Quarterly Report on Form 10-Q or Annual Report on Form 10-K incorporated by reference into the Prospectus, and otherwise only (i) if the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than by filing with the Commission (A) a Pricing Supplement, (B) an Issuer Free Writing Prospectus or (C) an amendment or supplement relating solely to an offering of the Company’s Medium-Term Note Program) or (ii) at such times as may be reasonably requested by the Agents in the event of a material change in circumstances in respect of the Company, the Company shall cause their independent registered public accountants to furnish such Agents (1) in the case of a sale, a letter dated the date of such sale, in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(e) hereof, (2) in the case of a request, a letter dated the date of such request, in form reasonably satisfactory to the Agents, (3) in the case of a filing of an Annual Report on Form 10-K, a letter in form reasonably satisfactory to the Agent(s), substantially in the form of the letter referred to in Section II(e) hereof, and (4) in the case of a Quarterly Report on Form 10-Q, a review letter from such accountants in conformity with the requirements of Statement of Accounting Standards No. 100, but modified as necessary to relate to the Registration Statement and Prospectus, each as amended and supplemented to the date of such letter, and, in the case of any such sale, to the Disclosure Package, at the Applicable Time relating thereto, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

          (e) Each time that there is filed with the Commission any Annual Report on Form 10-K of the Company incorporated by reference into the Prospectus and the Agents shall have received the certificate, written opinion and letter referred to, respectively, in Sections VIII(b), (c) and (d) hereof, the Agents’ obligations hereunder shall be subject to the receipt of the favorable letter, dated on or about the filing of such Annual Report on Form 10-K, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agents, in form and scope reasonably satisfactory to the Agents, with respect to the Registration Statement and the Prospectus, as amended or supplemented. The Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to the Agents the letter referred to herein.

SECTION IX.

          (a) The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus, each Pricing Supplement, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, any Issuer Free Writing Prospectus or the Disclosure Package, or

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in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein or (y) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act; provided, further, that the foregoing indemnity with respect to the Prospectus, each Pricing Supplement or any Issuer Free Writing Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such Losses purchased Notes, or any person controlling such Agent where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time the Company shall have notified such Agent that the Prospectus, Pricing Supplement or Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Prospectus or Pricing Supplement or, where permitted by law, an Issuer Free Writing Prospectus and such corrected Prospectus, Pricing Supplement or Issuer Free Writing Prospectus was provided to such Agent and filed with the Commission far enough in advance of the Applicable Time so that such corrected Prospectus, Pricing Supplement or Issuer Free Writing Prospectus could have been conveyed to such person prior to the Applicable Time, (iii) such corrected Preliminary Prospectus, Pricing Supplement or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Applicable Time, and (iv) such Loss could not have occurred had the corrected Prospectus, Pricing Supplement or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

          (b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish,

21

jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that each Agent shall have the right to employ counsel to represent it with respect to any liability arising out of any claim in respect of which indemnity may be sought by such Agent against the Company under this Section if, in the reasonable judgment of such Agent, it is advisable for such Agent to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section IX is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such Loss (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents in connection with the sales of the Notes by the Company for which such Agent received a commission or discount hereunder or any applicable Terms Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which

22

does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the total amount of commissions or discounts received by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise.

          (e) The Company acknowledges that (i) the names of the Agents on the cover page, (ii) the sentences relating to concessions and reallowances under the heading “Plan of Distribution,” (iii) the paragraph related to stabilization and syndicate covering transactions in the Prospectus Supplement under the heading “Plan of Distribution,” and (iv) as to any Issuer Free Writing Prospectus, any statements specifically identified by an Agent to the Company in writing prior to the distribution of such document, constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof.

          (f) The obligations of the Company under this Section IX shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer of any Agent and to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section IX shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act.

SECTION X.

                    The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.

          Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days’ written notice of

23

termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

                    The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, and shall be under no obligation to purchase, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto, if (i) there has been since the respective dates as to which information is given in the Disclosure Package and the Prospectus, any material change, on a consolidated basis, in the shareholder’s equity, short-term debt, long-term debt, ratio of earnings to fixed charges, total assets, total revenue or total net income of the Company and its subsidiaries, in the condition (financial or other) or in the earnings of the Company, its subsidiaries, or the affairs, or business of the Company and its subsidiaries whether or not arising in the ordinary course of business, in each case other than as set forth in the Disclosure Package and the Prospectus, as then amended or supplemented, the effect of which in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the Disclosure Package and the Prospectus, as then amended or supplemented; (ii) there has occurred (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (B) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war, (C) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (D) any other calamity or crisis or any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere that, in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the purchase by any Agent of Notes from the Company on the terms and in the manner contemplated in the applicable Terms Agreement or (iii) there has occurred, since the date of the Terms Agreement, any downgrading in the rating accorded the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                    Any Terms Agreement shall be subject to termination in the absolute discretion of the Agents on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

24

                    If this Agreement is terminated, Sections IX, XIV and XV hereof shall survive and shall remain in effect; provided, however, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section V, Section VI and Section VII shall also survive until the time of delivery.

                    In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

SECTION XI.

                    Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile, e-mail transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile, e-mail transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

American Express Credit Corporation
200 Vesey Street
World Financial Center
New York, New York 10285
Facsimile: (212) 640-0405
Attention: President

with a copy to:

American Express Travel Related Services Company, Inc.
200 Vesey Street
World Financial Center
New York, New York 10285
Facsimile: (212) 640-2417
Attention: TRS Treasury

or at such other address as any such party may designate from time to time by notice duly given to the other parties hereto in accordance with the terms of this Section XI.

SECTION XII.

                    The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement and any Terms Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length

25

commercial transaction between the Company, on the one hand, and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any Terms Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and any Terms Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Agents have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION XIII.

                    This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns (through consolidation, merger, sale, conveyance or otherwise) of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

SECTION XIV.

                    This Agreement and any Terms Agreement shall be governed by and construed in accordance with the law of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

SECTION XV.

          (a) Except as may otherwise be agreed by the Company and the Purchasing Agent, the Company will pay (including in connection with the termination of this Agreement or a

26

Terms Agreement) the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company’s auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (and, for the avoidance of doubt, not any other free writing prospectuses (as defined in Rule 405 under the Securities Act), all fees and expenses in relation to which shall be paid by the Agents); (v) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vi) the cost of providing CUSIP or other identification numbers for the Notes, (vii) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority; (viii) all reasonable expenses (including fees and disbursements of any counsel specifically engaged for Blue Sky purposes) in connection with “Blue Sky” qualifications, (ix) any fees charged by rating agencies for the rating of the Notes and (x) the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Agents, incurred in connection with the establishment of the program relating to the Notes, and any amendment or supplement to this Agreement, the Indenture, any Terms Agreement, the Registration Statement or the Prospectus and any amendment or supplement thereto, Issuer Free Writing Prospectus or the Notes and, if agreed to by the Company and the Purchasing Agent, any purchase of Notes by the Purchasing Agent as principal.

SECTION XVI.

                    This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile and electronic signatures shall be deemed original signatures.

27

                    If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

AMERICAN EXPRESS CREDIT CORPORATION

By:

Name:
Title:

28

Confirmed and accepted
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

29

FIDELITY CAPITAL MARKETS, A
DIVISION OF NATIONAL
FINANCIAL SERVICES LLC

By:

Name:
Title:

30

INCAPITAL LLC

By:

Name:
Title:

31

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:

Name:
Title:

32

MORGAN STANLEY & CO. LLC

By:

Name:
Title:

33

RBC CAPITAL MARKETS, LLC

By:

Name:
Title:

34

UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

35

WELLS FARGO ADVISORS, LLC

By:

Name:
Title:

36

ANNEX A

AGENT CONTACT INFORMATION

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: Transaction Execution Group
Telephone: 212-816-1135
Facsimile: 646-291-5209

Fidelity Capital Markets,
     a division of National Financial Services LLC
200 Seaport Blvd.
Mailzone Z2H
Boston, MA 02210
Attention: Mike Prucher, Vice President;
Kristin A. Farrell, Vice President
Telephone: 617-563-0800

Incapital LLC
200 S. Wacker Drive
Suite 3700
Chicago, IL 60606
Attention: Brian Walker, Managing Director, Debt Capital Markets;
Brad Busscher
Telephone: 312-379-3730
Facsimile: 312-379-3701

A-1

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020
Attention: High Grade Transaction Management/Legal
Facsimile: 646-855-5958

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Telephone: 212-761-6691

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, NY 10281
Attention: Paul Rich, Director
Telephone: 212-618-3240

UBS Securities LLC US Retail Trading
800 Harbor Boulevard, 3rd Floor
Weehawken, NJ 07086
Attention: Don Oliver
Telephone: 201-352-7150
Facsimile: 201-352-4452

Wells Fargo Advisors, LLC
One North Jefferson Street
St. Louis, MO 63011
Attention: Julie Perniciaro, Senior Fixed Income Product Specialist Vice President
Telephone: 314-875-5000
Facsimile: 314-875-8853

A-2

EXHIBIT A
DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
360 months or greater	3.150%

Exh A-1

EXHIBIT B

American Express Credit Corporation

INTERNOTES®

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

                    InterNotes®, due nine months or more from date of issue (the “Notes”) may be offered on a continuing basis by American Express Credit Corporation (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit E. The Notes have been registered with the Securities and Exchange Commission (the “Commission”). The Bank of New York Mellon is the trustee (the “Trustee”) under the indenture, dated as of June 9, 2006, between the Company and The Bank of New York Mellon (formerly known as the Bank of New York) (as amended or supplemented from time to time, the “Indenture”), between the Company and the Trustee, covering, among other debt securities, the Notes. Pursuant to the terms of the Indenture, The Bank of New York Mellon also will serve as authenticating agent, issuing agent, paying agent and calculation agent.

                    Unless otherwise agreed by the Agents and the Company, Notes will be purchased by the Purchasing Agent as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed, facsimiled or e-mailed to the Company).

                    Unless otherwise agreed by the Agents and the Company, the Notes will be issued in book-entry form only (each, a “Book-Entry Note”) and represented by a fully registered master global note without coupons (“Master Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

InterNotes® is a registered servicemark of Incapital Holdings LLC

Exh B-1

                    Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

                    Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or information set forth in the Disclosure Package (as defined in the Selling Agent Agreement), the Prospectus (as defined in the Selling Agent Agreement), as then amended or supplemented, or the Pricing Supplement (the Pricing Supplement and the Prospectus together referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the information set forth in the Disclosure Package and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”), or in the Indenture.

Administrative Procedures for Notes

                    In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated June 18, 2012, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated April 4, 1989 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified (i) in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent and (ii) if the Notes are sold outside of the United States, as agreed to by the Company, the Trustee and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:

Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Book-Entry Notes will be represented initially by a single Master Global Note in fully registered form without coupons. The Master Global Note will be dated and issued as of the date

Exh B-2

of its authentication by the Trustee. The Master Global Note will not represent any Note in certificated form.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to the Book-Entry Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Book-Entry Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, the Master Global Note will be issued only in fully registered form without coupons. The Master Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture by the Trustee. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Consolidation and Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more

Exh B-3

Book-Entry Notes outstanding having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Book-Entry Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, on which such Book-Entry Notes shall be consolidated; and (c) a new CUSIP number, obtained from the Company, to be assigned to such consolidated Book-Entry Notes. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such consolidation date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date, the Trustee will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Book-Entry Notes, and the CUSIP numbers of the consolidated Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:	Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000).

Issue Price:

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Disclosure Package and the Prospectus relating to such Note.

Interest:

General. Each Note will bear interest at either a fixed rate or a floating rate. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Fixed Rate Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month) or the date of redemption or repayment if a Note is redeemed or repurchased by the Company prior to maturity pursuant to mandatory or optional

Exh B-4

redemption or repayment provisions or the Survivor’s Option. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day, except that in the case of a Floating Rate Note for which the interest rate basis is LIBOR, if such business day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding business day.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth in the applicable Disclosure Package and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is redeemed or repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued; in the

Exh B-5

case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be.

Calculation of Interest:

Fixed Rate Notes. Unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth therein and in the applicable Disclosure Package and Pricing Supplement. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Treasury Rate Note or a floating rate note for which the Treasury Rate is an applicable base rate, interest will be calculated on the basis of the actual number of days in the year.

Business Day:

“Business Day” means, unless otherwise specified in the applicable Disclosure Package and Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required

Exh B-6

by law, regulation or executive order to close in The City of New York.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any (if then ascertainable), to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Book-Entry Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month (if then ascertainable). The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Book-Entry Note, the Trustee will cancel such Book-Entry Note in accordance with the Indenture, record an appropriate debit advice on the Master Global Note and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Trustee. Prior to 11:00 a.m., New York City time, on the date of Maturity or as

Exh B-7

soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Notes as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Purchase of Notes by the Purchasing Agent:

Unless otherwise agreed by the Agents and the Company, Notes offered from time to time by the Company will be purchased by the Purchasing Agent as principal for subsequent resale to the Agents and Selected Dealers party to the Master Selected Dealer Agreement in the form attached as Exhibit E to the Selling Agent Agreement.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in

Exh B-8

whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement/Final Term Sheet:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Purchasing Agent will use its reasonable best efforts to send by email or facsimile a draft Final Term Sheet (if requested by the Agents) and a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) to the Company reflecting the terms of such Note by 2:00 p.m. (New York City time) on the applicable Trade Day. The Company shall use its reasonable best efforts to deliver any comments to any such Final Term Sheet and Pricing Supplement by email or facsimile to the Purchasing Agent and the Trustee by 4:00 p.m. (New York City Time) on the applicable Trade Day. The Company will file any such Final Term Sheet and Pricing Supplement with the Commission in accordance with Rule 433(d) and the applicable paragraph of Rule 424(b) under the Securities Act, respectively. The Purchasing Agent shall use its reasonable best efforts to send any such Final Term Sheet, Pricing Supplement and the Prospectus by email or facsimile or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time on the Business Day immediately following the applicable Trade Day and no earlier than the earlier of (i) 5:00 p.m. (New York City time) on the applicable Trade Date or (ii) such time after which the Purchasing Agent shall have incorporated the comments of the Company, if any, to the Final Term Sheet and the Pricing Supplement, to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Incapital LLC, to:

200 S. Wacker Drive Suite 3700 Chicago, IL 60606 Attention: Brian Walker, Managing Director, Debt Capital Markets; Brad Busscher Telephone: 312-379-3730 Facsimile: 312-379-3701

Exh B-9

and if to the Trustee, to:

The Bank of New York Mellon 101 Barclay Street - Floor 8W New York, NY 10286 Attention: Scott I. Klein Telephone: 212-815-5708 Facsimile: 212-815-5704

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or facsimiled to:

Cleary Gottlieb Steen & Hamilton LLP Attention: Kimberly Brown Blacklow Telephone: 212-225-2018 Facsimile: 212-225-3999

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise will comply with the requirements of Rule 173(a) under the Securities Act.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Unless the Agents or Selected Dealers comply with the requirements of Rule 173(a) under the Securities Act, if available, the Agents or Selected Dealers will deliver a Prospectus and Pricing Supplement herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

Exh B-10

In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the Securities Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:

The receipt of immediately available funds by the Company in payment for a Note and the entry by the Trustee of an SDFS deliver order through DTC’s Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchaser of such Note, shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:

A.

After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company in writing or by facsimile transmission, email or other written means acceptable to the Company:

		1.	Principal amount of the purchase;

2.

In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

		3.	Interest Payment Frequency;

		4.	Settlement Date;

Exh B-11

5.	Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s commission determined pursuant to Section V(a) of the Selling Agent Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company or repayable at the request of the Noteholder, such of the following as are applicable:

11.	(i) The date or dates on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

12.	Whether the Note has a Survivor’s Option;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Book-Entry Note; and

14.	Such other terms as are necessary to complete the applicable form of Note.

Exh B-12

B.

The Company will advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by facsimile or other form of electronic transmission (acceptable to the Trustee) of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; and (ii) such Note will conform with the terms of the Indenture for such Note.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A.”

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

4.

The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

	5.	The CUSIP number of the Book-Entry Note representing such Notes.

	6.	The frequency of interest.

	7.	Whether such Book-Entry Note represents any other Notes issued or to be issued (to the extent then known).

Exh B-13

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.

The Trustee will complete the Master Global Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Global Note, shall evidence such Note.

F.

The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Master Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Master Global Note pursuant to the Certificate Agreement.

G.

The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I.

The Trustee will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “F.”

Exh B-14

J.

Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation (or Rule 173(a) under the Securities Act must be complied with, if available).

K.

On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

Appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “K” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement

	Procedure	Time

	A	2:00 p.m. on the Trade Day.
	B	12:00 p.m. on the Business Day following the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F-H	2:00 p.m. on the Settlement Date.
	I-J	2:30 p.m. on the Settlement Date.
	K	Weekly or at the request of the Company.

Exh B-15

The Prospectus, as most recently amended or supplemented, must accompany or precede any written confirmation given to the customer (Settlement Procedure “J”) or the Agent or Selected Dealer must otherwise comply with Rule 173(a) under the Securities Act, if available. Settlement Procedure “H” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “F,” the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Book-Entry Note, the Trustee will cancel the Book-Entry Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G.” Thereafter, the Trustee will deliver the withdrawal message and take the related

Exh B-16

actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all of the Notes, to have been represented by a Book-Entry Note, the Trustee will follow the procedures described in Settlement Procedure “D” with respect to the Note

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement as they relate to prior solicitations or sales of Notes, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (or the notice provided for in Rule 173(a) under the Securities Act, if applicable) may not be so delivered.

If the Company decides to amend or supplement the Disclosure Package, the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in

Exh B-17

accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

Exh B-18

EXHIBIT C

TERMS AGREEMENT

_________, 20__

Part I: Form of Terms Agreement for Fixed-Rate Notes

American Express Credit Corporation Terms Agreement

World Financial Center
200 Vesey Street
New York, New York 10285
Facsimile: (212) 640-0405

American Express Credit Corporation InterNotes®
The undersigned agrees to purchase the following InterNotes®
Clearing Information: __________

The terms of such InterNotes®shall be as follows:

CUSIP Number:

Principal Amount:

Issue Price (as % of par):

Commission:

Net Proceeds to Issuer:

Important Dates:

Posting Date:

Trade Date:

Applicable Time:

Maturity Date:

Coupon Type:

Coupon:

Coupon Payments:

Settlement Date:

Survivor’s Option:

Collateral Type:

Moody’s Rating:

S & P Rating:

Redemption Info:

                    [Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

                    Electronically Presented by: INCAPITAL LLC

                    Accepted by: AMERICAN EXPRESS CREDIT CORPORATION

Exh C-1

Part II: Form of Terms Agreement for Floating-Rate Notes

American Express Credit Corporation Terms Agreement

American Express Credit Corporation
World Financial Center
200 Vesey Street
New York, New York 10285
Facsimile: (212) 640-0405

American Express Credit Corporation InterNotes®
The undersigned agrees to purchase the following InterNotes®
Clearing Information:__________
The terms of such InterNotes® shall be as follows:

CUSIP Number:

Principal Amount:

Issue Price (as % of par):

Commission:

Net Proceeds to Issuer:

Important Dates:

Posting Date:

Trade Date:

Applicable Time:

Settlement Date:

Maturity Date:

Coupon Type:

Interest Rate Basis:

Index Maturity:

Spread to Interest Rate Basis:

Interest Payment Dates:

Interest Reset Dates:

Minimum Interest Rate:

Day Count Basis:

Survivor’s Option:

Collateral Type:

Moody’s Rating:

S & P Rating:

Redemption Info:

               [Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

               Electronically Presented by: INCAPITAL LLC

               Accepted by: AMERICAN EXPRESS CREDIT CORPORATION

Exh C-2

EXHIBIT D

Part I: Form of Pricing Supplement for Fixed-Rate Notes

[This pricing supplement, which is not complete, relates to an automatically effective Registration Statement under the Securities Act of 1933, as amended. We may not sell the notes until we deliver a final pricing supplement. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes in any jurisdiction where such an offer would not be permitted.
Subject to completion, dated [ ].]

American Express Credit Corporation InterNotes®, Due Nine Months or More From Date of Issue

Filed under Rule 424(b)(3), Registration Statement(s) No. 333-[ ], 333-[ ] and 333-[ ]

Pricing Supplement No. [ ] – dated [ ] (to Prospectus dated June 18, 2012 and Prospectus Supplement dated June 18, 2012). Investors should read this pricing supplement in conjunction with the Prospectus and Prospectus Supplement

American Express Credit Corporation InterNotes®, Due Nine Months or More from Date of Issue Filed under Rule 424(b)(3), Registration Statement(s) No. 333-[ ], 333-[ ] and 333-[ ] Pricing Supplement Number [ ] Dated [ ]
(to Prospectus dated June 18, 2012 and Prospectus Supplement dated June 18, 2012)
Investors should read this pricing supplement in conjunction with the Prospectus and Prospectus Supplement.

CUSIP Number	Aggregate Principal Amount	Selling Price		Gross Concession		Net Proceeds	Coupon Type	Coupon Rate		Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

[ ]	[ ]	[ ]	%	[ ]	%	[ ]	FIXED	[ ]	%	[ ]	[ ]	[ ]	[ ]	[ ]	Senior Unsecured Notes

Redemption Information: [ ]
Joint Lead Managers and Lead Agents: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Incapital, LLC

Agents: Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Advisors, LLC

[If callable: The American Express Credit Corporation InterNotes will be subject to redemption at the option of American Express Credit Corporation, in whole on the interest payment date occurring any time on or after [ ] at a redemption price equal to 100% of the principal amount of the American Express Credit Corporation InterNotes, plus accrued interest thereon, if any, upon at least 30 days’ prior notice to the noteholder and the trustee, as described in the prospectus.]

American Express Credit Corporation

Offering Dates: [ ] through [ ]
Trade Date: [ ], [ ] [ ], [ ] @[ ] PM ET
Settlement Date: [ ], [ ] [ ], [ ]
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Capital Markets, LLC
If the maturity date, a redemption date, a repayment date or an interest payment date for any fixed rate note is not a Business Day (as defined in the Prospectus), principal, premium, if any, and interest for that note will be paid on the next Business Day, and no interest will accrue

American Express Credit Corporation InterNotes® Prospectus dated June 18, 2012 and the Prospectus Supplement dated June 18, 2012

Exh D-1

from, and after, the maturity date, redemption date, repayment date or interest payment date.
American Express Credit Corporation InterNotes will be represented by a master global note in fully registered form, without coupons. The master global note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC, as depository, or another depository as may be named in a subsequent pricing supplement.
The Bank of New York Mellon, as trustee under an indenture dated as of June 9, 2006, as supplemented and amended, will act as trustee for the Notes. The Bank of New York Mellon will act as paying agent, registrar and transfer agent for the Notes and will administer any survivor’s options with respect thereto.
InterNotes® is a registered trademark of Incapital Holdings LLC. All rights reserved

Exh D-2

Part II: Form of Pricing Supplement for Floating-Rate Notes

[This pricing supplement, which is not complete, relates to an automatically effective Registration Statement under the Securities Act of 1933, as amended. We may not sell the notes until we deliver a final pricing supplement. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes in any jurisdiction where such an offer would not be permitted.
Subject to completion, dated [    ].]

American Express Credit Corporation InterNotes®, Due Nine Months or More from Date of Issue

Filed under Rule 424(b)(3), Registration Statement(s) No. 333-[ ], 333-[ ] and 333-[ ]
Pricing Supplement Number [ ] Dated [ ] (to Prospectus dated June 18, 2012 and Prospectus Supplement dated June 18, 2012). Investors should read this pricing supplement in conjunction with the Prospectus and Prospectus Supplement.

CUSIP Number	Aggregate Principal Amount		Selling Price		Gross Concession		Net Proceeds	Interest Payment Frequency	Maturity Date	Coupon Type	Interest Rate Basis	Index Maturity	Spread	Interest Reset Dates	Maximum Interest Rate	Minimum Interest Rate	1st Coupon Date	1st Coupon Amount		Day Count Basis	Survivor’s Option	Product Ranking

[ ]	$	[ ]	[ ]	%	[ ]	%	[ ]	[ ]	[ ]	Floating Rate Note	[ ]	[ ]	[ ]	[ ]	N/A	0.00%	[ ]	$	[ ]	[ ]	YES	Senior Unsecured Notes

Redemption Information: [ ]
Joint Lead Managers and Lead Agents: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Incapital, LLC

Agents: Citigroup Global Markets Inc., Fidelity Capital Markets, a division of National Financial Services LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Advisors, LLC

American Express Credit Corporation

Offering Dates: [ ] through [ ]
Trade Date: [ ], [ ] @[ ] PM ET
Settlement Date: [ ], [ ] [ ], [ ]
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Capital Markets, LLC
If any interest payment date other than the maturity date, a redemption date or a repayment date for any floating rate note falls on a day that is not a Business Day, such interest payment date will be postponed to the next succeeding Business Day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that Business Day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the maturity date, a redemption date or a repayment date for any floating rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date, redemption date or repayment date to the date of payment.
American Express Credit Corporation InterNotes will be represented by a master

American Express Credit Corporation InterNotes® Prospectus dated June 18, 2012 and the Prospectus Supplement dated June 18, 2012

Exh D-3

global note in fully registered form, without coupons. The master global note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC, as depository, or another depository as may be named in a subsequent pricing supplement.

The Bank of New York Mellon, as trustee under an indenture dated as of June 9, 2006, as supplemented and amended, will act as trustee for the Notes. The Bank of New York Mellon will act as paying agent, registrar, transfer agent and calculation agent for the Notes and will administer any survivor’s options with respect thereto.
InterNotes® is a registered trademark of Incapital Holdings LLC. All rights reserved

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EXHIBIT E

Master Selected Dealer Agreement

Dear .:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section 3(b) hereof, an offering circular. You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any,

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pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.	Offering Materials and Arrangements.

(a)

Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to

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you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b)

Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules

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and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c)

Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Association, Inc. (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

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(d)

Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4.	Representations, Warranties and Agreements.

(a)

FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with FINRA’s interpretation with respect to free riding and withholding. You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will

Exh E-5

comply with the provisions of FINRA Rule 5141 and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rules 5141 and 5130 and (b) with Rule 2420 of the Conduct Rules of the NASD as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b)

Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c)

Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of

Exh E-6

the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d)

Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e)

U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f)	Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g)

Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

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(h)

Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i)

Structured Products. You agree that you are familiar with NASD Notice to Members 05-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j)	New Products. You agree to comply with NASD Notice to Members 05-26 recommending best practices for reviewing new products.

5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

Exh E-8

9. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:

Name:
Title: Managing Director - Syndicate

CONFIRMED: ______________________, 20___

By:

Name:

(Print name)

Title:

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EXHIBIT F

FORM OF DISCLOSURE PACKAGE SCHEDULE

(1) Applicable Time:

(2) Issuer Free Writing Prospectuses:

          [List all FWPs included in the Disclosure Package]

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EXHIBIT G

FORM OF FINAL TERM SHEET

[To be modified as appropriate]

American Express Credit Corporation

Date:          ,

Title of Purchased Securities:

Aggregate Principal Amount Offered:

Price to Public:

Settlement Date:

Purchase Price by Underwriters:

Maturity Date:

[Yield to Maturity:]

[Spread to Benchmark Treasury:]

[Benchmark Treasury:]

[Benchmark Treasury Price and Yield:]

Interest Rate or Interest Rate Basis:

Interest Payment Dates:

Interest Reset Dates:

Redemption Provisions:

Managing Underwriters:

[Other Provisions:]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any agent or

Exh G-1

any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [●].

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